EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS






We have issued our reports dated November 10, 1999 accompanying the consolidated financial statements of Authoriszor Inc. and subsidiary appearing in the Current Report on Form 8-K/A filed on November 17, 1999 for the year ended June 30, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton
----------------------
GRANT THORNTON

Leeds, England
January 4, 2000